SUN

SUN COMMUNITIES, INC.

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

SECOND QUARTER 2017

NEWS RELEASE
July 26, 2017

Sun Communities, Inc. Reports 2017 Second Quarter Results

Southfield, Michigan, July 26, 2017 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its second quarter results.

Financial Results for the Quarter and Six Months Ended June 30, 2017

For the quarter ended June 30, 2017, total revenues increased $47.1 million, or 24.7 percent, to $237.9 million compared to $190.8 million for the same period in 2016. Net income attributable to common stockholders was $12.4 million, or $0.16 per diluted common share, as compared to net loss attributable to common stockholders of $7.8 million, or $0.12 net loss per diluted common share, for the same period in 2016.

For the six months ended June 30, 2017, total revenues increased $106.9 million, or 29.2 percent, to $472.3 million compared to $365.4 million for the same period in 2016. Net income attributable to common stockholders was $33.5 million, or $0.45 per diluted common share, as compared to net income attributable to common stockholders of $0.1 million, or $0.00 per diluted common share, for the same period in 2016.

Non-GAAP Financial Measures and Portfolio Performance

•
Funds from Operations ("FFO")(1) excluding certain items was $0.96 per diluted share and OP unit ("Share") for the quarter ended June 30, 2017 as compared to $0.85 for the same period in 2016, an increase of 12.9 percent.

•	Revenue producing sites increased by 752 sites for the quarter ended June 30, 2017, as compared to an increase of 501 sites in the same period in 2016.

•	Home sales volumes increased by 6.8 percent for the quarter ended June 30, 2017 as compared to the same period in 2016.

•	Same Community Net Operating Income ("NOI")(1) increased by 6.1 percent for the quarter ended June 30, 2017 as compared to the same period in 2016.

•	Same Community occupancy increased 160 basis points to 97.2 percent, as compared to 95.6 percent(10) at June 30, 2016.

“Our second quarter performance demonstrates our ongoing commitment to deliver consistent operational results, while positioning ourselves for continued growth. Solid occupancy gains, stable rate increases and robust home sales all contributed to the quarter’s performance,” said Gary A. Shiffman, Chairman and Chief Executive Officer. “On the capital side, we further strengthened our balance sheet from both a debt and equity perspective. With a sizable expansion platform and an active acquisition pipeline, we expect to continue to drive attractive growth.”

i

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 96.1 percent at both June 30, 2017 and June 30, 2016, including the impact of recently completed but vacant expansion sites. During the quarter ended June 30, 2017, revenue producing sites increased by 752 sites, as compared to 501 revenue producing sites gained during the second quarter of 2016.

Revenue producing sites increased by 1,439 for the six months ended June 30, 2017 as compared to 1,093 revenue producing sites gained during the six months ended June 30, 2016.

Same Community Results

For the 231 communities owned since January 1, 2016, NOI(1) for the quarter ended June 30, 2017 increased 6.1 percent over the same period in 2016, driven by a 6.2 percent increase in revenues and a 6.3 percent increase in operating expenses.  Same community occupancy increased to 97.2 percent at June 30, 2017 from 95.6 percent(10) at June 30, 2016.

For the six months ended June 30, 2017, total revenues increased by 5.7 percent while total expenses increased by 3.8 percent, resulting in an increase to NOI(1) of 6.4 percent over the six months ended June 30, 2016.

Home Sales

Total home sales were 801 for the quarter ended June 30, 2017 as compared to 750 homes sold during the same period in 2016, a 6.8 percent increase.

Rental homes sales, which are included in total home sales, were 302 and 278 for the quarters ended June 30, 2017 and 2016, respectively.

During the six months ended June 30, 2017, 1,627 homes were sold compared to 1,515 for the same period ending 2016. Rental home sales, which are included in total home sales, were 542 and 572 for the six months ended June 30, 2017 and 2016, respectively.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended June 30, 2017, as previously announced, the Company amended and restated its credit agreement with Citibank, N.A. and certain other lenders. Pursuant to the amendments, the Company can borrow up to $550.0 million under a revolving loan and $100.0 million under a term loan (the "Facility"). The Facility has a four-year term, and replaced the Company's $450.0 million credit facility that was scheduled to mature in August 2019. The Facility bears interest at a floating rate based on the Eurodollar rate plus a margin that can range from 1.35 percent to 2.20 percent for the revolving loan and 1.30 percent to 2.15 percent for the term loan. The Company may borrow up to $100.0 million on the term loan on or before September 30, 2017.

Additionally, during the quarter, the Company completed a $77.0 million secured borrowing that bears interest at a fixed rate of 4.16 percent and has a 25-year term. The Company also repaid a $3.9 million mortgage loan that had an interest rate of 6.54 percent that was due to mature in August 2017.

As of June 30, 2017, the Company had approximately $3.0 billion of debt outstanding. The weighted average interest rate was 4.56 percent and the weighted average maturity was 8.7 years. The Company had $241.6 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 6.0 times.

Equity Transactions

During the quarter ended June 30, 2017, the Company closed an underwritten registered public offering of 4,830,000 shares of common stock at a gross price of $86.00 per share. Proceeds from the offering were $408.9 million after deducting expenses related to the offering. The Company utilized proceeds from the offering to fully repay borrowings outstanding on its senior revolving credit facility, redeem certain preferred securities, and fund an acquisition.

The Company also sold 400,000 shares of common stock through its At-the-Market equity sales program ("ATM") at a weighted average price of $85.01 during the quarter ended June 30, 2017. Net proceeds from the sales were $33.6 million.

During the quarter ended June 30, 2017, the Company redeemed 438,448 shares of 6.50% Series A-4 Cumulative Convertible Preferred Stock and 200,000 Series A-4 preferred OP units from certain entities affiliated with the sellers under the Company's previous acquisition of the American Land Lease portfolio for total consideration of $24.7 million.

PORTFOLIO ACTIVITY

Acquisitions(2)

During the quarter ended June 30, 2017, as previously announced, the Company acquired an undeveloped parcel of land near the ocean in Myrtle Beach, South Carolina, for total consideration of $5.9 million. This land parcel has been successfully entitled and zoned to build a 775 site RV resort.

During the quarter, the Company acquired a 489 site RV resort located in Hillsdale, Illinois and a 458 site MH community in Superior Township, Michigan, for total consideration of approximately $25.0 million.

GUIDANCE 2017

The Company is updating its 2017 full year guidance of FFO(1) per Share to be in the range of $4.12 to $4.18. The revised guidance reflects the impacts of the May equity offering and ATM issuances of $(0.12) per Share, and year to date outperformance of the portfolio and contribution from completed acquisitions of $0.06 per Share. The Company anticipates FFO(1) per Share of $1.11 to $1.14 for the third quarter and $0.95 to $0.98 for the fourth quarter.

The Company affirms 2017 full year guidance of Same Community NOI(1) growth of 6.4 percent to 6.8 percent. Guidance does not include prospective acquisitions or capital markets activity.

FFO(1) per Share estimates assume certain non-core items are adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements."

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter operating results will be held on Thursday, July 27, 2017 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through August 10, 2017 and can be accessed toll-free by calling 844-512-2921 or by calling 412-317-6671. The Conference ID number for the call and the replay is 13661890. The conference call will be available live on Sun Communities' website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of June 30, 2017, owned or had an interest in a portfolio of 344 communities comprising approximately 120,000 developed sites in 29 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit the website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in our periodic reports filed with the U.S. Securities and Exchange Commission, including in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Gwen Clark	(212) 446-5611	gwen.clark@evercoreisi.com
Green Street Advisors	Ryan Burke	(949) 640-8780	rburke@greenstreetadvisors.com
RBC Capital Markets	Neil Malkin	(440) 715-2651	neil.malkin@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com
By Email	investorrelations@suncommunities.com
By Phone	(248) 208-2500

2nd Quarter 2017 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of June 30, 2017)

4,878
473
226
1,521
475
548
25,756
1,757
680
324
413
149
1,277
5,702
2,483
2,150
3,420
2,904
3,009
916
976
1,156
698
4,614
672
237
481
1,049
7,715
42,905

Number of Sites: **119,564**

Headquarters

2nd Quarter 2017 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	6/30/2017	12/31/2016
ASSETS:
Land	$1,066,792	$1,051,536
Land improvements and buildings	4,934,110	4,825,043
Rental homes and improvements	507,362	489,633
Furniture, fixtures and equipment	137,546	130,127
Investment property	6,645,810	6,496,339
Accumulated depreciation	(1,128,671)	(1,026,858)
Investment property, net	5,517,139	5,469,481
Cash and cash equivalents	241,646	8,164
Inventory of manufactured homes	25,582	21,632
Notes and other receivables, net	110,499	81,179
Collateralized receivables, net (3)	138,696	143,870
Other assets, net	145,151	146,450
Total assets	$6,178,713	$5,870,776
LIABILITIES:
Mortgage loans payable	$2,832,819	$2,819,567
Secured borrowings (3)	139,496	144,477
Preferred OP units - mandatorily redeemable	45,903	45,903
Lines of credit	435	100,095
Distributions payable	56,283	51,896
Other liabilities	298,759	279,667
Total liabilities	3,373,695	3,441,605
Series A-4 preferred stock	32,414	50,227
Series A-4 preferred OP units	11,051	16,717
STOCKHOLDERS' EQUITY:
Series A preferred stock	34	34
Common stock	790	732
Additional paid-in capital	3,780,599	3,321,441
Accumulated other comprehensive loss	(981)	(3,181)
Distributions in excess of accumulated earnings	(1,089,428)	(1,023,415)
Total SUI stockholders' equity	2,691,014	2,295,611
Noncontrolling interests:
Common and preferred OP units	67,135	69,598
Consolidated variable interest entities	3,404	(2,982)
Total noncontrolling interest	70,539	66,616
Total stockholders' equity	2,761,553	2,362,227
Total liabilities & stockholders' equity	$6,178,713	$5,870,776

2nd Quarter 2017 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended June 30,
	2017	2016	Change	% Change
REVENUES
Income from real property (excluding transient revenue)	$163,770	$129,117	$34,653	26.8%
Transient revenue	15,691	10,884	4,807	44.2%
Revenue from home sales	30,859	26,039	4,820	18.5%
Rental home revenue	12,678	11,957	721	6.0%
Ancillary revenues	8,850	7,383	1,467	19.9%
Interest	5,043	4,672	371	7.9%
Brokerage commissions and other revenues, net	1,008	747	261	34.9%
Total revenues	237,899	190,799	47,100	24.7%

EXPENSES
Property operating and maintenance	53,446	37,067	16,379	44.2%
Real estate taxes	13,126	10,153	2,973	29.3%
Cost of home sales	22,022	18,684	3,338	17.9%
Rental home operating and maintenance	4,944	5,411	(467)	(8.6)%
Ancillary expenses	7,058	5,599	1,459	26.1%
Home selling expenses	2,990	2,460	530	21.5%
General and administrative	19,989	16,543	3,446	20.8%
Transaction costs	2,437	20,979	(18,542)	(88.4)%
Depreciation and amortization	62,721	49,670	13,051	26.3%
Extinguishment of debt	293	—	293	N/A
Interest	32,358	28,428	3,930	13.8%
Interest on mandatorily redeemable preferred OP units	787	787	—	—%
Total expenses	222,171	195,781	26,390	13.5%
Income / (loss) before other items	15,728	(4,982)	20,710	415.7%
Other income, net (4)	875	—	875	N/A
Current tax benefit / (expense)	7	(56)	63	112.5%
Deferred tax benefit	364	—	364	N/A
Net income / (loss)	16,974	(5,038)	22,012	436.9%
Less: Preferred return to preferred OP units	(1,196)	(1,263)	67	(5.3)%
Less: Amounts attributable to noncontrolling interests	(1,315)	695	(2,010)	(289.2)%
Less: Preferred stock distribution	(2,099)	(2,197)	98	(4.5)%
NET INCOME / (LOSS) ATTRIBUTABLE TO SUI	$12,364	$(7,803)	$20,167	258.5%

Weighted average common shares outstanding:
Basic	74,678	64,757	9,921	15.3%
Diluted	75,154	64,757	10,397	16.1%
Earnings / (loss) per share:
Basic	$0.16	$(0.12)	$0.28	233.3%
Diluted	$0.16	$(0.12)	$0.28	233.3%

2nd Quarter 2017 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Year to Date Comparison
(amounts in thousands, except per share amounts)

	Six Months Ended June 30,
	2017	2016	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$325,646	$248,201	$77,445	31.2%
Transient revenue	36,869	21,035	15,834	75.3%
Revenue from home sales	58,122	50,776	7,346	14.5%
Rental home revenue	25,017	23,665	1,352	5.7%
Ancillary revenues	15,069	11,996	3,073	25.6%
Interest	9,689	8,617	1,072	12.4%
Brokerage commissions and other revenues, net	1,887	1,153	734	63.7%
Total revenues	472,299	365,443	106,856	29.2%

EXPENSES:
Property operating and maintenance	100,612	68,268	32,344	47.4%
Real estate taxes	26,269	19,738	6,531	33.1%
Cost of home sales	42,905	36,868	6,037	16.4%
Rental home operating and maintenance	10,046	11,287	(1,241)	(11.0)%
Ancillary expenses	11,726	9,248	2,478	26.8%
Home selling expenses	6,101	4,597	1,504	32.7%
General and administrative	37,921	30,335	7,586	25.0%
Transaction costs	4,823	23,700	(18,877)	(79.7)%
Depreciation and amortization	125,487	98,082	27,405	27.9%
Extinguishment of debt	759	—	759	N/A
Interest	63,680	54,722	8,958	16.4%
Interest on mandatorily redeemable preferred OP units	1,571	1,574	(3)	(0.2)%
Total expenses	431,900	358,419	73,481	20.5%
Income before other items	40,399	7,024	33,375	475.2%
Other income, net (4)	1,627	—	1,627	N/A
Current tax expense	(171)	(284)	113	39.8%
Deferred tax benefit	664	—	664	N/A
Net income	42,519	6,740	35,779	530.9%
Less: Preferred return to preferred OP units	(2,370)	(2,536)	166	(6.6)%
Less: Amounts attributable to noncontrolling interests	(2,403)	419	(2,822)	(673.5)%
Less: Preferred stock distribution	(4,278)	(4,551)	273	(6.0)%
NET INCOME ATTRIBUTABLE TO SUI	$33,468	$72	33,396	46,383.3%

Weighted average common shares outstanding:
Basic	73,677	61,247	12,430	20.3%
Diluted	74,272	61,673	12,599	20.4%
Earnings per share:
Basic	$0.45	$0.00	$0.45	N/A
Diluted	$0.45	$0.00	$0.45	N/A

2nd Quarter 2017 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(in thousands except for *)

Outstanding Securities - As of June 30, 2017

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	361	2.4390	880	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	429	0.4444	191	$25	6.5%
Series C preferred OP units	328	1.1100	364	$100	4.5%
Common OP units	2,770	1.0000	2,770	N/A	Mirrors common shares distributions
Series A-4 cumulative convertible preferred stock	1,085	0.4444	482	$25	6.5%

Non-Convertible Securities
Preferred stock (SUI-PrA)	3,400	N/A	N/A	$25	7.125%

Common shares	78,987	N/A	N/A	N/A	$2.68^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of June 30, 2017

Equity	Shares	Share Price*	Total
Common shares	78,987	$87.69	$6,926,370
Common OP units	2,770	$87.69	242,901
Subtotal	81,757		$7,169,271

Series A-1 preferred OP units	880	$87.69	77,167
Series A-3 preferred OP units	74	$87.69	6,489
Series A-4 preferred OP units	191	$87.69	16,749
Series C preferred OP units	364	$87.69	31,919
Total diluted shares outstanding	83,266		$7,301,595

Debt
Mortgage loans payable			$2,832,819
Secured borrowings (3)			139,496
Preferred OP units - mandatorily redeemable			45,903
Lines of credit			435
Total Debt			$3,018,653

Preferred
Perpetual preferred	3,400	$25.00	$85,000
A-4 preferred stock	1,085	$25.00	$27,125
Total Capitalization			$10,432,373

2nd Quarter 2017 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

2nd Quarter 2017 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income / (loss) attributable to Sun Communities, Inc. common stockholders	$12,364	(7,803)	$33,468	$72
Adjustments:
Depreciation and amortization	62,842	49,340	125,659	97,416
Amounts attributable to noncontrolling interests	1,202	(779)	2,102	(430)
Preferred return to preferred OP units	586	618	1,172	1,243
Preferred distribution to Series A-4 preferred stock	560	—	1,225	—
Gain on disposition of assets, net	(4,352)	(3,903)	(7,033)	(7,558)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	73,202	37,473	156,593	90,743
Adjustments:
Transaction costs	2,437	20,979	4,823	23,700
Other acquisition related costs (5)	1,525	—	2,369	—
Extinguishment of debt	293	—	759	—
Other income, net (4)	(875)	—	(1,627)	—
Debt premium write-off	(24)	—	(438)	—
Deferred tax benefit	(364)	—	(664)	—
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1) (6)	$76,194	$58,452	$161,815	$114,443

Weighted average common shares outstanding - basic:	74,678	64,757	73,677	61,247
Add:
Common stock issuable upon conversion of stock options	2	9	2	9
Restricted stock	474	444	593	417
Common OP units	2,757	2,863	2,756	2,863
Common stock issuable upon conversion of Series A-1 preferred OP units	882	933	887	939
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	645	—	690	—
Weighted average common shares outstanding - fully diluted	79,513	69,081	78,680	65,550

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$0.92	$0.54	$1.99	$1.38
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share excluding certain items - fully diluted	$0.96	$0.85	$2.06	$1.75

2nd Quarter 2017 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income / (loss) attributable to Sun Communities, Inc., common stockholders	$12,364	$(7,803)	$33,468	$72
Interest	32,358	28,428	63,680	54,722
Interest on mandatorily redeemable preferred OP units	787	787	1,571	1,574
Depreciation and amortization	62,721	49,670	125,487	98,082
Extinguishment of debt	293	—	759	—
Transaction costs	2,437	20,979	4,823	23,700
Other income, net (4)	(875)	—	(1,627)	—
Current tax (benefit) / expense	(7)	56	171	284
Deferred tax benefit	(364)	—	(664)	—
Preferred return to preferred OP units	1,196	1,263	2,370	2,536
Amounts attributable to noncontrolling interests	1,315	(695)	2,403	(419)
Preferred stock distributions	2,099	2,197	4,278	4,551
RECURRING EBITDA (1)	$114,324	$94,882	$236,719	$185,102

2nd Quarter 2017 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income / (loss) attributable to Sun Communities, Inc., common stockholders:	$12,364	$(7,803)	$33,468	$72
Other revenues	(6,051)	(5,419)	(11,576)	(9,770)
Home selling expenses	2,990	2,460	6,101	4,597
General and administrative	19,989	16,543	37,921	30,335
Transaction costs	2,437	20,979	4,823	23,700
Depreciation and amortization	62,721	49,670	125,487	98,082
Extinguishment of debt	293	—	759	—
Interest expense	33,145	29,215	65,251	56,296
Other income, net (4)	(875)	—	(1,627)	—
Current tax (benefit) / expense	(7)	56	171	284
Deferred tax benefit	(364)	—	(664)	—
Preferred return to preferred OP units	1,196	1,263	2,370	2,536
Amounts attributable to noncontrolling interests	1,315	(695)	2,403	(419)
Preferred stock distributions	2,099	2,197	4,278	4,551
NOI(1) / Gross Profit	$131,252	$108,466	$269,165	$210,264

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Real Property NOI (1)	$112,889	$92,781	$235,634	$181,230
Rental Program NOI (1)	23,743	21,959	46,699	43,009
Home Sales NOI(1) / Gross Profit	8,837	7,355	15,217	13,908
Ancillary NOI(1) / Gross Profit	1,792	1,784	3,343	2,748
Site rent from Rental Program (included in Real Property NOI) (1)(7)	(16,009)	(15,413)	(31,728)	(30,631)
NOI(1) / Gross profit	$131,252	$108,466	$269,165	$210,264

2nd Quarter 2017 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

2nd Quarter 2017 Supplemental Information     11          Sun Communities, Inc.

Financial Highlights
(amounts in thousands, except per share data)

	Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
OPERATING INFORMATION
Total revenues	$237,899	$234,400	$218,634	$249,701	$190,799
Net income / (loss)	$16,974	$25,545	$1,501	$23,230	$(5,038)
Net income / (loss) attributable to common stockholders	$12,364	$21,104	$(1,600)	$18,897	$(7,803)
Earnings / (loss) per share basic	$0.16	$0.29	$(0.02)	$0.27	$(0.12)
Earnings / (loss) per share diluted	$0.16	$0.29	$(0.02)	$0.27	$(0.12)

Recurring EBITDA (1)	$114,324	$122,395	$105,850	$123,276	$94,882
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1) (6)	$73,202	$83,391	$57,572	$78,023	$37,473
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items(1) (6)	$76,194	$85,621	$69,192	$83,181	$58,452
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$0.92	$1.07	$0.75	$1.06	$0.54
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share excluding certain items - fully diluted	$0.96	$1.10	$0.91	$1.13	$0.85

BALANCE SHEETS
Total assets	$6,178,713	$5,902,447	$5,870,776	$5,904,706	$5,823,191
Total debt	$3,018,653	$3,140,547	$3,110,042	$3,102,993	$3,340,329
Total liabilities	$3,373,695	$3,478,132	$3,441,605	$3,429,743	$3,645,744

2nd Quarter 2017 Supplemental Information     12          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
DEBT OUTSTANDING
Mortgage loans payable	$2,832,819	$2,774,645	$2,819,567	$2,854,831	$2,792,021
Secured borrowings (3)	139,496	141,671	144,477	144,522	144,684
Preferred OP units - mandatorily redeemable	45,903	45,903	45,903	45,903	45,903
Lines of credit (8)	435	178,328	100,095	57,737	357,721
Total debt	$3,018,653	$3,140,547	$3,110,042	$3,102,993	$3,340,329

% FIXED/FLOATING
Fixed	94.9%	89.4%	91.8%	93.1%	84.5%
Floating	5.1%	10.6%	8.2%	6.9%	15.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.26%	4.26%	4.24%	4.30%	4.38%
Preferred OP units - mandatorily redeemable	6.87%	6.87%	6.87%	6.87%	6.87%
Lines of credit	—%	2.52%	2.14%	1.93%	1.89%
Average before Secured borrowings	4.30%	4.19%	4.21%	4.29%	4.13%
Secured borrowings (3)	9.99%	10.01%	10.03%	10.06%	10.09%
Total average	4.56%	4.45%	4.48%	4.56%	4.39%

DEBT RATIOS
Net Debt / Recurring EBITDA(1) (TTM)	6.0	7.0	7.5	7.7	9.1

Net Debt / Enterprise Value	27.2%	32.8%	33.8%	32.8%	36.6%

Net Debt + Preferred Stock / Enterprise Value	28.4%	34.2%	35.2%	34.2%	38.0%

Net Debt / Gross Assets	38.0%	44.8%	45.0%	44.1%	49.0%

COVERAGE RATIOS
Recurring EBITDA(1) (TTM) / Interest	3.4	3.3	3.2	3.1	3.1

Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.1	3.0	2.9	2.9	2.8

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	2017	2018	2019	2020	2021
Mortgage loans payable:
Maturities	$—	$26,186	$64,314	$58,078	$270,680
Weighted average rate of maturities	—%	6.13%	6.24%	5.92%	5.53%
Principal amortization	26,533	55,143	55,937	56,558	55,503
Secured borrowings (3)	2,763	5,923	6,440	7,028	7,550
Preferred OP units - mandatorily redeemable	3,670	7,570	—	—	—
Lines of credit	—	435	—	—	—
Total	$32,966	$95,257	$126,691	$121,664	$333,733

2nd Quarter 2017 Supplemental Information     13          Sun Communities, Inc.

Statements of Operations – Same Community
(amounts in thousands except for Other Information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
REVENUES:
Income from real property	$131,008	$123,399	$7,609	6.2%	$259,764	$245,842	$13,922	5.7%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	11,615	11,143	472	4.2%	21,710	20,811	899	4.3%
Legal, taxes & insurance	1,564	1,418	146	10.3%	2,748	2,717	31	1.1%
Utilities	7,192	6,577	615	9.4%	13,944	13,261	683	5.2%
Supplies and repair	5,560	5,130	430	8.4%	9,010	8,612	398	4.6%
Other	3,296	3,180	116	3.7%	6,472	6,457	15	0.2%
Real estate taxes	9,767	9,224	543	5.9%	19,473	18,795	678	3.6%
Property operating expenses	38,994	36,672	2,322	6.3%	73,357	70,653	2,704	3.8%
NET OPERATING INCOME (NOI)(1)	$92,014	$86,727	$5,287	6.1%	$186,407	$175,189	$11,218	6.4%

	As of June 30,
	2017	2016		Change	% Change
OTHER INFORMATION
Number of properties	231	231		—

Overall occupancy (9)	97.2%	95.6%	(10)	1.6%

Sites available for development	6,193	6,919		(726)	(10.6)%

Monthly base rent per site - MH	$510	$493		$17	3.4%	(12)
Monthly base rent per site - RV (11)	$448	$432		$16	3.6%	(12)
Monthly base rent per site - Total	$502	$486		$16	3.4%	(12)

2nd Quarter 2017 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
REVENUES:
Rental home revenue	$12,678	$11,957	$721	6.0%	$25,017	$23,665	$1,352	5.7%
Site rent included in Income from real property	16,009	15,413	596	3.9%	31,728	30,631	1,097	3.6%
Rental program revenue	28,687	27,370	1,317	4.8%	56,745	54,296	2,449	4.5%

EXPENSES:
Commissions	401	384	17	4.4%	1,011	1,159	(148)	(12.8)%
Repairs and refurbishment	2,363	3,273	(910)	(27.8)%	4,644	5,939	(1,295)	(21.8)%
Taxes and insurance	1,506	1,167	339	29.1%	2,943	2,732	211	7.7%
Marketing and other	674	587	87	14.8%	1,448	1,457	(9)	(0.6)%
Rental program operating and maintenance	4,944	5,411	(467)	(8.6)%	10,046	11,287	(1,241)	(11.0)%
NET OPERATING INCOME (NOI) (1)	$23,743	$21,959	$1,784	8.1%	$46,699	$43,009	$3,690	8.6%

Occupied rental home information as of June 30, 2017 and 2016:
Number of occupied rentals, end of period*	11,083	10,997	86	0.8%
Investment in occupied rental homes, end of period	$479,503	$453,869	$25,634	5.7%
Number of sold rental homes (YTD)*	542	572	(30)	(5.2)%
Weighted average monthly rental rate, end of period*	$897	$868	$29	3.3%

2nd Quarter 2017 Supplemental Information     15          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
New home sales	$7,546	$5,612	$1,934	34.5%	$14,429	$11,081	$3,348	30.2%
Pre-owned home sales	23,313	20,427	2,886	14.1%	43,693	39,695	3,998	10.1%
Revenue from home sales	30,859	26,039	4,820	18.5%	58,122	50,776	7,346	14.5%

New home cost of sales	6,497	4,773	1,724	36.1%	12,345	9,617	2,728	28.4%
Pre-owned home cost of sales	15,525	13,911	1,614	11.6%	30,560	27,251	3,309	12.1%
Cost of home sales	22,022	18,684	3,338	17.9%	42,905	36,868	6,037	16.4%

NOI / Gross Profit (1)	$8,837	$7,355	$1,482	20.2%	$15,217	$13,908	$1,309	9.4%

Gross profit – new homes	$1,049	$839	$210	25.0%	$2,084	$1,464	$620	42.4%
Gross margin % – new homes	13.9%	15.0%	(1.1)%		14.4%	13.2%	1.2%
Average selling price – new homes*	$93,161	$95,119	$(1,958)	(2.1)%	$91,905	$88,648	$3,257	3.7%

Gross profit – pre-owned homes	$7,788	$6,516	$1,272	19.5%	$13,133	$12,444	$689	5.5%
Gross margin % – pre-owned homes	33.4%	31.9%	1.5%		30.1%	31.3%	(1.2)%
Average selling price – pre-owned homes*	$32,379	$29,562	$2,817	9.5%	$29,723	$28,558	$1,165	4.1%

Home sales volume:
New home sales*	81	59	22	37.3%	157	125	32	25.6%
Pre-owned home sales*	720	691	29	4.2%	1,470	1,390	80	5.8%
Total homes sold*	801	750	51	6.8%	1,627	1,515	112	7.4%

2nd Quarter 2017 Supplemental Information     16          Sun Communities, Inc.

Acquisitions Summary - Properties Acquired in 2017 and 2016
(amounts in thousands except for statistical data)

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
REVENUES:
Income from real property	$42,455	$89,956
PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	6,640	11,466
Legal, taxes & insurance	326	670
Utilities	6,649	13,137
Supplies and repair	1,752	3,001
Other	2,854	5,659
Real estate taxes	3,359	6,796
Property operating expenses	21,580	40,729

NET OPERATING INCOME (NOI) (1)	$20,875	$49,227

		As of June 30, 2017
Other information:
Number of properties		113
Occupied sites (13)		21,728
Developed sites (13)		22,395
Occupancy % (13)		97.0%
Transient sites		7,358
Monthly base rent per site - MH		$620
Monthly base rent per site - RV (11)		$404
Monthly base rent per site - Total (11)		$507
Ancillary revenues, net (in thousands)		$1,217

Home sales:
Gross profit from home sales (in thousands)		$1,958
New homes sales		44
Pre-owned homes sales		172

Occupied rental home information:
Rental program NOI (1) (in thousands)		$297
Number of occupied rentals, end of period		352
Investment in occupied rental homes (in thousands)		$8,163
Weighted average monthly rental rate		$991

2nd Quarter 2017 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
FLORIDA
Communities	121	121	121	121	121
Developed sites (13)	36,661	36,533	36,326	36,050	36,119
Occupied (13)	35,479	35,257	35,021	34,745	34,720
Occupancy % (13)	96.8%	96.5%	96.4%	96.4%	96.1%
Sites for development	1,368	1,359	1,465	1,259	1,259
MICHIGAN
Communities	68	67	67	67	66
Developed sites (13)	25,496	25,024	24,512	24,388	24,387
Occupied (13)	23,924	23,443	23,248	23,218	23,198
Occupancy % (13)	93.8%	93.7%	94.8%	95.2%	95.1%
Sites for development	1,752	1,798	2,589	2,628	2,248
TEXAS
Communities	21	21	21	21	21
Developed sites (13)	6,312	6,292	6,186	6,088	6,071
Occupied (13)	6,021	5,943	5,862	5,774	5,771
Occupancy % (13)	95.4%	94.5%	94.8%	94.8%	95.1%
Sites for development	1,345	1,387	1,474	1,455	1,347
CALIFORNIA
Communities	23	23	22	22	22
Developed sites (13)	4,894	4,865	4,862	4,863	4,864
Occupied (13)	4,834	4,804	4,793	4,792	4,796
Occupancy % (13)	98.8%	98.7%	98.6%	98.5%	98.6%
Sites for development	367	411	332	332	332
ARIZONA
Communities	11	11	11	11	11
Developed sites (13)	3,589	3,582	3,565	3,567	3,532
Occupied (13)	3,383	3,370	3,338	3,305	3,281
Occupancy % (13)	94.3%	94.1%	93.6%	92.7%	92.9%
Sites for development	269	269	358	358	358
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (13)	3,564	3,451	3,368	3,453	3,375
Occupied (13)	3,564	3,451	3,368	3,453	3,375
Occupancy % (13)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,628	1,628	1,599	2,029	2,029
INDIANA
Communities	11	11	11	11	11
Developed sites (13)	2,900	2,900	2,900	2,900	2,900
Occupied (13)	2,758	2,741	2,724	2,712	2,700
Occupancy % (13)	95.1%	94.5%	93.9%	93.5%	93.1%
Sites for development	330	330	316	316	316

2nd Quarter 2017 Supplemental Information     18          Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
OHIO
Communities	9	9	9	9	9
Developed sites (13)	2,735	2,719	2,715	2,719	2,718
Occupied (13)	2,643	2,623	2,595	2,602	2,616
Occupancy % (13)	96.6%	96.5%	95.6%	95.7%	96.2%
Sites for development	75	75	—	—	—
COLORADO
Communities	8	8	8	7	7
Developed sites (13)	2,335	2,335	2,335	2,335	2,335
Occupied (13)	2,326	2,329	2,325	2,323	2,320
Occupancy % (13)	99.6%	99.7%	99.6%	99.5%	99.4%
Sites for development	656	656	656	304	304
OTHER STATES
Communities	57	56	56	55	54
Developed sites (13)	14,891	14,567	14,313	14,415	14,337
Occupied (13)	14,439	14,130	13,919	13,991	13,912
Occupancy % (13)	97.0%	97.0%	97.3%	97.1%	97.0%
Sites for development	2,582	1,977	1,827	1,823	1,728
TOTAL - PORTFOLIO
Communities	344	342	341	339	337
Developed sites (13)	103,377	102,268	101,082	100,778	100,638
Occupied (13)	99,371	98,091	97,193	96,915	96,689
Occupancy % (13)	96.1%	95.9%	96.2%	96.2%	96.1%
Sites for development	10,372	9,890	10,616	10,504	9,921
% Communities age restricted	32.8%	33.0%	33.1%	33.3%	33.5%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	6,244	6,467	6,497	7,232	6,990
Ontario, Canada	1,314	1,451	1,500	1,485	1,657
Texas	1,403	1,412	1,407	1,446	1,455
Arizona	1,025	1,032	1,049	1,047	1,055
New Jersey	1,028	1,059	1,042	1,047	1,084
New York	630	588	830	484	483
Maine	533	543	555	556	571
California	808	840	513	478	518
Indiana	520	520	502	501	501
Michigan	260	210	204	203	126
Ohio	169	194	198	194	195
Other locations	2,253	1,966	1,997	1,801	1,864
Total transient RV sites	16,187	16,282	16,294	16,474	16,499

2nd Quarter 2017 Supplemental Information     19          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring
	Capital	Recurring
	Expenditures	Capital	Lot		Expansion &	Revenue
	Average/Site*	Expenditures (14)	Modifications (15)	Acquisitions (16)	Development (17)	Producing (18)
YTD 2017	$94	$8,410	$10,703	$69,402	$32,541	$784
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631
2015	$230	$20,344	$13,961	$1,214,482	$28,660	$4,497

2nd Quarter 2017 Supplemental Information     20          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual/Seasonal RV’s

	Resident	Net Leased	New Home	Pre-owned	Brokered
LOCATIONS	Move-outs	Sites (19)	Sales	Home Sales	Re-sales
Florida	540	458	79	227	681
Michigan	265	386	16	651	60
Texas	123	159	15	183	17
California	12	11	2	10	8
Arizona	32	45	16	14	100
Ontario, Canada	88	196	8	20	79
Indiana	22	34	1	114	12
Ohio	55	48	—	57	3
Colorado	4	1	3	65	27
Other locations	373	101	17	129	79
Six Months Ended June 30, 2017	1,514	1,439	157	1,470	1,066

	Resident	Net Leased	New Home	Pre-owned	Brokered
TOTAL FOR YEAR ENDED	Move-outs	Sites (19)	Sales	Home Sales	Re-sales
2016	1,722	1,686	329	2,843	1,655
2015	1,344	1,905	273	2,210	1,244

	Resident	Resident
PERCENTAGE TRENDS	Move-outs	Re-sales
2017 (TTM)	2.1%	6.3%
2016	2.0%	6.1%
2015	2.0%	5.9%

2nd Quarter 2017 Supplemental Information     21          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (FFO), net operating income (NOI), and recurring earnings before interest, tax, depreciation and amortization (Recurring EBITDA) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain items, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of our core business. We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs.

NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant

2nd Quarter 2017 Supplemental Information     22          Sun Communities, Inc.

costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

(2) The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

(3) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate/amount.

(4) Other income, net for the three months ended June 30, 2017, is comprised of a foreign currency translation gain of $2.2 million partially offset by contingent liability re-measurement of $0.8 million, hurricane related expenses of $0.3 million and other expenses of $0.2 million. For the six months ended June 30, 2017, Other income, net is comprised primarily of a foreign currency translation gain of $3.0 million, partially offset by contingent liability re-measurement of $1.0 million and hurricane related expenses of $0.4 million.

(5) These costs represent the first year expenses incurred to bring acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.

(6) The effect of certain anti-dilutive convertible securities is excluded from these items.

(7) The renter's monthly payment includes the site rent and an amount attributable to the leasing of the home. The site rent is reflected in Real Property NOI. For purposes of management analysis, the site rent is included in the Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on our operations.

(8) Lines of credit balance of $0.4 million at June 30, 2017 represents the Company's MH floor plan facility. There were no borrowings outstanding on the revolving loan or term loan as of June 30, 2017. As of June 30, 2017, the effective interest rate on the MH floor plan facility was 7.0 percent, however, the Company pays no interest if the floor plan balance is repaid within 60 days.

(9) Includes manufactured housing (MH) and annual/seasonal recreational vehicle (RV) sites, and excludes transient RV sites and recently completed but vacant expansion sites.

(10) Occupancy reflects current year gains from expansion sites and the conversion of transient RV guests to annual/seasonal RV contracts as vacant in 2016.

(11) Monthly base rent per site pertains to annual/seasonal RV sites and excludes transient RV sites.

(12) Calculated using actual results without rounding.

(13) Includes MH and annual/seasonal RV sites, and excludes transient RV sites.

(14) Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, and pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.

(15) Includes capital expenditures which improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities which are mandated by strict manufacturer’s installation requirements and state building code include items such as new foundations, driveways, and utility upgrades.

2nd Quarter 2017 Supplemental Information     23          Sun Communities, Inc.

(16) Acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. Acquisitions for the six months ended June 30, 2017 also include $29.5 million of capital improvements identified during due diligence that are necessary to bring the community up to the Company’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, they sometimes require 24 to 36 months after closing to complete.

(17) Expansion and development costs consist primarily of construction costs and costs necessary to complete home site improvements.

(18) Capital costs related to revenue generating activities, consist primarily of garages, sheds, and sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.

(19) Net leased sites do not include occupied sites acquired in that year.

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

2nd Quarter 2017 Supplemental Information     24          Sun Communities, Inc.